PRICING SUPPLEMENT NO. 51                                         Rule 424(b)(3)
DATED: January 28, 1999                                       File No. 333-61437

(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes        Book Entry Notes
$30,000,000                     [x]                        [x]

Original Issue Date:            Fixed Rate Notes           Certificated Notes
February 2, 1999                [_]                        [_]


Maturity Date:                  CUSIP#: 073928 GY 3
February 2, 2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                Minimum Interest Rate: N/A

[_]     Federal Funds Rate                   Interest Reset Date(s): *

[_]     Treasury Rate                        Interest Reset Period: Monthly

[_]     LIBOR Reuters                        Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                           Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.05%

----------------------------------------


NYFS04...:\25\22625\0122\2041\SUP2029N.180

*     2/2/99, 3/2/99, 4/2/99, 5/4/99, 6/2/99, 7/2/99, 8/2/99, 9/2/99, 10/4/99,
      11/2/99, 12/2/99 and 1/4/2000.

**    2/2/99, 3/2/99, 4/2/99, 5/4/99, 6/2/99, 7/2/99, 8/2/99, 9/2/99, 10/4/99,
      11/2/99, 12/2/99 and 1/4/2000.


***   The one-month LIBOR rate on January 29, 1999 plus 5 Basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.






                                     2